UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 8, 2022

Date of Report (Date of earliest event reported)

DELEK LOGISTICS PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35721	45-5379027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7102 Commerce Way	Brentwood	Tennessee	37027
(Address of Principal Executive)			(Zip Code)

(615) 771-6701

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partnership Interests	DKL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Membership Interest Purchase Agreement

On April 8, 2022, DKL Delaware Gathering, LLC (the “Purchaser”), a subsidiary of Delek Logistics Partners, LP (the “Partnership”), entered into a Membership Interest Purchase Agreement with 3 Bear Energy – New Mexico LLC (the “Seller”) to purchase 100% of the limited liability company interests in 3 Bear Delaware Holding – NM, LLC (the “Purchased Interests”), related to Seller’s crude oil and gas gathering, processing and transportation businesses, as well as water disposal and recycling operations, in the Delaware Basin in New Mexico (the “Purchase Agreement”). The Partnership also entered into a guaranty agreement with the Seller in order to guaranty the payment obligations of the Purchaser under the Purchase Agreement.

The purchase price for the Purchased Interests is $624.7 million, subject to customary adjustments under the Purchase Agreement for net working capital and indebtedness. The Purchaser paid a deposit under the Purchase Agreement of approximately $31.2 million. The deposit may be retained by the Seller upon certain termination events described in the Purchase Agreement. At closing, the deposit will be applied to the purchase price to be paid under the Purchase Agreement.

The transactions contemplated by the Purchase Agreement are expected to close around mid-year 2022. The closing is subject to customary closing conditions set forth in the Purchase Agreement, including regulatory approvals. The Purchase Agreement also contains representations and warranties of the parties, indemnification obligations, termination rights, and other covenants and agreements.

The foregoing description is a summary and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On April 11, 2022, the Partnership issued a press release regarding the execution of the Purchase Agreement. The press release included information about average daily volumes of the Partnership’s Permian Gathering system exiting the first quarter of 2022. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 11, 2022, the Partnership issued a press release and made available an investor presentation regarding the execution of the Purchase Agreement. Copies of the press release and investor presentation are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

The information in this Item 7.01 is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Partnership under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Partnership that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Partnership or any of its affiliates.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Membership Interest Purchase Agreement, dated as of April 8, 2022, by and between 3 Bear Energy – New Mexico LLC and DKL Delaware Gathering, LLC.

99.1	Press release issued April 11, 2022.

99.2	Investor presentation made available on April 11, 2022.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2022	DELEK LOGISTICS PARTNERS, LP

/s/ Reuven Spiegel
Name: Reuven Spiegel
Title: Executive Vice President and Chief Financial Officer